FIRST AMENDMENT TO LEASE AND WORKING CAPITAL AGREEMENT

     THIS AGREEMENT     is made and entered into as of the 2nd day of July, 2002
by and between Sacramento County Assisted, LLC ("Landlord") and Emeritus Corporation ("Tenant").

                                    RECITALS

A. By Lease Agreement dated February 21, 2002 Landlord leased to RAL, Inc. ("RAL") the residential care facility for the elderly located at 780 Harrington Way, Folsom, California and commonly known as Willow Creek (the "Facility").

     B. By Working Capital Agreement dated February 21, 2002, 2002 Landlord agreed , subject to certain terms and conditions, to provide to RAL any working capital needed in connection with the operation of the Facility in the event the cash receipts of the Facility are not, at any time, sufficient to pay all of the expenses incurred by RAL in the operation of the Facility.

     C. By Assignment and Assumption Agreement and Release of even date herewith, RAL assigned to Tenant and Tenant took and assumed from RAL all of RAL's right, title and interest in and to and obligations under the Lease and the Working Capital Agreement and Landlord released RAL from any liability thereunder from and after the Effective Date (as defined below).

     D. Landlord and Tenant are now interested in amending in certain respects the Lease and the Working Capital Agreement as of the Effective Date.

     E. Each of the Lease and the Working Capital Agreement provides that it may be amended by written instrument signed by the parties thereto.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1.     LEASE  AMENDMENTS.  The  Lease shall be and hereby is amended as follows:

(a) Section 3.1 is hereby deleted in its entirety and the following inserted in lieu thereof:

The term of this Lease (the "Term") shall commence on the date on which Tenant is licensed to operate the Facility (the "Commencement Date"). This Agreement may be terminated by either Landlord or Tenant, with or without cause, at any time upon giving (i) at least ninety (90) days' written notice to the other party if the notice to terminate ("Termination Notice") is being delivered within the first twelve month period following the Commencement Date; (ii); at least sixty (60) days' written notice to the other party if the Termination Notice is being delivered within the second twelve month period following the Commencement Date and (iii) at least thirty (30) days' written notice to the other party if the Termination Notice is being delivered more than twenty-four months following the Commencement Date. This Agreement shall also terminate in the event that the Facility is sold by Landlord during the term of this Lease; or upon the destruction of or substantial damage to the Facility by any cause, or the taking of all or a substantial portion of the Facility by eminent domain, in either case making it impossible or impractical to continue operation of the Facility.


(b)     Section  3.2  of  the  Lease  is  hereby  deleted  in  its  entirety.

(c)     Section  4.1  is  hereby  amended by inserting the following at the end:

PROVIDED, HOWEVER, NOTHING HEREIN SHALL BE CONSTRUED AS LIMITING LANDLORD'S OBLIGATIONS UNDER THE WORKING CAPITAL AGREEMENT.

     (d) Section 5.1 is hereby deleted in its entirety and the following inserted in lieu thereof:

Tenant shall pay Landlord a monthly rent (the "Base Monthly Rent") during each month (or portion thereof) of the Lease Year included within the term of this Lease, without deduction, set off, prior notice or demand. Base Monthly Rent for the term of the Lease shall be equal to the net profits of the Facility after the payment to Tenant of an operating fee in an amount equal to five percent (5%) of the gross revenues of the Facility (the "Operating Fee"). For purposes of this Agreement, "gross revenues" mean all revenues generated by the operation of the Facility, but shall not include proceeds from the sale of Facility equipment or the Facility, any insurance or condemnation proceeds or any other proceeds from a capital event. If the Term of this Lease commences or terminates, other than on the first day of the month, the revenues upon which the Tenant's Operating Fee is calculated shall be prorated in proportion to the number of days in the month in which the Term commences or terminates. The Operating Fee provided for herein shall be disbursed by Tenant to itself out of the Facility Checking Account (as defined below).

(e) Section 5.2 is hereby deleted in its entirety and the following inserted in lieu thereof:

Base Monthly Rent shall be paid in arrears by the twentieth (20th) day of each month commencing with the first month after the month in which the Commencement Date occurs.

(f)     Section  5.3  is  hereby  amended  by  deleting the phrase "in advance."

(g) Section 8.3 is hereby deleted in its entirety and the following inserted in lieu thereof:

In connection with the operation of the Facility and notwithstanding anything to the contrary set forth herein, Tenant's use and operation of the Facility shall at all times be subject to the following terms and conditions (all of which shall control in the event of a conflict between this Section 8.3 and any other provision of this Lease):

A.     Operational  Policies and Forms.  Tenant shall develop and implement such
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operational  policies  and  procedures  as  may be appropriate for the effective operation of the Facility, including but not limited to all policies and procedures necessary to ensure the ongoing licensure of the Facility and compliance with the terms of residency agreements.

B.     Charges.  Tenant  shall  establish  schedules  of  recommended  charges,
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including  all  special  charges  for  services rendered to the residents at the
Facility.

C.     Information.  Tenant shall develop any informational material, mass media
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     releases,  and  other  related  publicity materials, which are necessary or appropriate for the operation of the Facility. The cost of all such materials shall be commercially reasonable and be deemed to be an expense of the Facility and shall be payable from the Facility Checking Account (as defined below).

D.     Regulatory  Compliance.  Tenant shall use commercially reasonable efforts
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to  obtain and maintain all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority that are necessary for the operation of the Facility and shall manage the operations of the Facility in compliance with all applicable laws and regulations and in accordance with all licenses, permits, qualifications and approvals; provided, however, Tenant shall not be deemed to be in default of its obligations under this Section 8.3(D) in the event (i) of the citation of any deficiency or deficiencies which do not result in the threatened revocation of the licensure or Medicaid certification of, or the imposition of a ban on admissions at, the Facility (which deficiency or deficiencies Tenant shall cause to be timely corrected in accordance with a plan of correction approved by the applicable regulatory authority), (ii) Tenant is duly contesting the application of any law to the operation of the Facility and compliance with such law is stayed during the period that such contest is pending or (iii) compliance with law requires the expenditure of funds which require the approval of Landlord and for which Landlord refuses or fails to provide such approval. Within 48 hours of receipt thereof, Tenant shall provide Landlord with copies by fax, overnight mail, email or other comparable means of expedited transmission of any written notice regarding the licensure, occupancy or operation of the Facility which it receives from any governmental authority having jurisdiction over the Facility. In addition, Landlord shall have the right to approve, which approval shall not be unreasonably withheld, any plan of correction developed by Tenant with respect to any survey which threatens revocation of the licensure or Medicaid certification of, or a ban on admissions at or the imposition of civil or criminal penalties against, the Facility and to approve the election by Tenant to contest the application of any law to the operation of the Facility.

E.     Capital  Repairs,  Replacements  and Improvements:  Tenant shall make all
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capital  repairs,  replacements and improvements necessary for the efficient and effective operation of the Facility and its compliance with law unless doing so involves an expenditure requiring Landlord's approval in accordance with the terms of this Agreement and Landlord fails to provide such approval. The cost of such capital repairs, replacements and improvements shall be within the line-by-line budgetary limit for each item as set forth in the then approved annual capital budget prepared by Tenant and approved by Landlord pursuant to
Section 8.3(L); provided, however, Tenant shall not be deemed to be in default of its obligations under this Section 8.3(E) in the event the cost of such repairs, replacements and/or improvements exceeds the applicable budgetary limit allocated on a line item basis for such repairs, replacements and/or improvements in the applicable capital budget provided such repairs, replacements and/or improvements are (a) of such an emergency nature that Landlord's prior notice and approval is not feasible in order to adequately protect the Facility and the health and safety of the occupants or (b) the cost of such repairs, replacements and/or improvements are less than $10,000 in any one instance but do not exceed in the aggregate $25,000 for any fiscal year. Any other capital expenditures for repairs, replacements or improvements that exceed such budgetary limits shall be subject to the prior approval of the Landlord, which approval shall not be unreasonably withheld; provided, however, Landlord shall not be deemed to have unreasonably withheld its approval if (i) Landlord lacks the financial resources to cover the cost of such capital repair, replacement or improvement or (ii) the cost of such capital repair, replacement or improvement will exceed $25,000 individually or in the aggregate with other unbudgeted capital repairs, replacements or improvements undertaken by Tenant in the same fiscal year. In performing the foregoing repairs, replacements and improvements Tenant shall use the Facility's on site maintenance personnel as and where possible and shall otherwise contract with qualified third parties to provide the necessary services and shall undertake the same or cause the same to be undertaken in a workman like and lien free manner.

F.     Accounting.
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i.     Tenant shall, at its expense, provide accounting support to the Facility.
     Landlord acknowledges and agrees that such accounting support shall not include the preparation of Landlord's financial statements or securities filings. In addition, Tenant shall reflect in the financial statement for the Facility any accounting adjustments provided to Tenant by Landlord, provided that Tenant shall have no liability or responsibility with respect to the appropriateness of accounting adjustments provided to Tenant by Landlord. Tenant shall not be required to reflect in the financial statements for the Facility any corporate accounting adjustments provided to Tenant by Landlord until such time as Tenant fully understands the rationale for such adjustment.

ii. All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Tenant, which programs shall conform to generally accepted accounting principles ("GAAP") and shall not materially distort income or loss.

iii. In addition, Tenant shall prepare timely and file or cause to be prepared and filed timely all payroll tax returns, sales and use tax returns, real and personal property tax returns and local or state gross receipts and/or business and occupation tax returns at Tenant's sole cost and expense and Tenant shall cause to be paid timely all of the taxes reflected on such returns as being due, which taxes shall be Facility Expenses and shall be paid out of the Facility Checking Account. In the event that Tenant fails to timely file required returns or reports or to timely pay taxes, Tenant shall be solely responsible for payment of any resulting penalties and/or interest and such penalties and interest shall not be considered Facility Expenses, provided, however, that Tenant shall not be responsible for paying any resulting penalties or interest if (i) Landlord receives the tax reports for such taxes from the taxing authority and Landlord fails to furnish the tax reports to Tenant within a reasonable period of time prior to the date on which the tax reports are due, or (ii) there are insufficient funds available in the Facility Checking Account to pay the taxes when due and Landlord fails to comply with a timely request by Tenant to provide the necessary funds to pay the taxes when due. All other tax returns, including Landlord's local, state or federal income or informational tax returns and state corporate franchise tax returns shall be prepared by Landlord or its designee and the taxes and other payments due thereunder shall be the sole responsibility of Landlord.

iv. Nothing herein shall preclude Tenant from delegating to a third party a portion of the accounting duties provided for in this Section; provided, that such delegation shall not relieve Tenant from ultimate liability for the timely and complete performance of the obligations provided for herein or for the expense thereof, it being understood that Tenant shall bear the expense of such third party to whom Tenant delegates any such accounting duties that are the obligation of Tenant under this Section. Landlord acknowledges and agrees that in the event Tenant retains one or more qualified third parties to review the real and/or personal property tax returns or utility bills of the Facility or other third party charges in an effort to effect cost savings for the Facility, the fees and expenses of such third parties shall be Facility Expenses and shall be  paid  out  of  the  Facility  Checking  Account.

G.     Reports.  Tenant  shall  prepare  and  provide to Landlord any reasonable
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operational information with respect to the Facility which may from time to time be specifically requested by Landlord, including any information needed to assist Landlord in completing the tax returns for which it is responsible under
Section 8.3(F) and in complying with the reporting requirements described in Exhibit E. In addition, within thirty (30) days after the end of each calendar month, Tenant shall provide Landlord with an unaudited balance sheet of the Facility, dated the last day of such month, and an unaudited statement of income and expenses for such month and for the fiscal year to date relating to the operation of the Facility showing trends, the variance between the actual and budgeted operating results of the Facility for said month and with a rent roll and census report for the month indicating the number of units occupied and the number of units vacant. Such monthly reports shall also show summary and itemization of accounts receivable for the Facility and report of collection action(s) taken and status of any collection action(s). Furthermore, Tenant shall prepare and provide to Landlord such other reports and information as Landlord shall reasonably request. Upon request, Tenant shall cooperate with Landlord or Landlord's certified public accountant in the event Landlord elects, or is required, to have audited annual financial statements prepared. The financial statements prepared by Tenant shall be prepared in accordance with generally accepted accounting principles ("GAAP), consistently applied, this Agreement, and the procedures and practices provided for in this Agreement.

H.     Bank  Accounts.  Tenant  acknowledges  and agrees that a checking account
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has  been  opened  in the name of Landlord (the "Facility Checking Account") and that during the term of this Lease Tenant shall deposit in the Facility Checking
     Account all money received during the term of this Lease in the course of the operation of the Facility; provided, however, that during the term hereof, withdrawals and payments from the Facility Checking Account shall be made only on checks signed by a person or persons authorized by Tenant. The Facility Checking Account will be an interest-bearing account if an interest-bearing account is available. Landlord shall be given notice as to the identity of said authorized signatories. Withdrawals from the Facility Checking Account shall be made first to pay the Tenant's Operating Fee, and, thereafter, to pay all costs and expenses associated with the ownership or operation of the Facility (each a "Facility Expense" and any two or more the "Facility Expenses") including, without limitation, any principal and interest payments due in connection with any loan secured by a mortgage on the Facility, payroll, insurance, supplies, services and taxes (but excluding Tenant's corporate and regional overhead and all federal, state and local income taxes assessed against Owner), all in such order of priority as Tenant deems appropriate to the commercially reasonable operation of the Facility; provided, however, if a lender providing financing for the facility requires the Operating Fee to be subordinated to debt service payments then Tenant will not pay the Operating Fee unless and until such debt service has been paid. Facility Expenses shall also include a pro rata portion of any expenses incurred by Tenant for the benefit of the Facility, as well as any other facilities operated by Tenant (the "Other Benefited Facility"), provided the method used to calculate the portion of such expenses which are allocated to the Facility is consistent with the method used by Tenant to allocate such costs to the other Benefited Facilities.

I.     Personnel.  All  of  the on-site personnel of the Facility, including the
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community  director, business Tenant and the "wellness director", if applicable, shall be the employees of Tenant but the salaries, bonuses, commissions, state and federal payroll and social security tax obligations and benefits paid to or on behalf of such on-site employees shall be deemed to be included in the Facility Expenses and thus shall be paid from the Facility Checking Account. All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees are the responsibility of Tenant, which is in all respects the employer of such employees. Tenant shall fully comply with all federal, state, county, municipal and other governmental laws, ordinances, regulations and orders having to do with anti-discrimination, workmen's compensation, employer's liability insurance, social security, unemployment insurance, hours of labor, wages, working conditions, immigration and all other employer-employee related subjects (including without limitation, tax withholding and information reporting requirements) and shall not do any act, nor knowingly permit any act to be done that would constitute a violation of any or all of such laws, ordinances, regulations or orders. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, penalties, liabilities and expenses of whatsoever kind and nature which may be asserted by any governmental body or by any person claiming to be aggrieved by reason of any act or failure to act by Tenant in accordance with or in violation of any said laws, ordinances, regulations or orders, so long as such act or failure to act is not caused or directed by Landlord. All personnel responsible for providing services pursuant to the terms of this Agreement shall be direct employees of Tenant and Tenant shall, for purposes of such employment relationship, be acting as an independent contractor and not as an agent or employee of Landlord. Unbudgeted costs and expenses of employees or consultants that are not on-site Facility personnel shall be treated as Facility Expenses only if approved in writing in advance by the Landlord, which approval shall not be unreasonably withheld. If Landlord terminates this Agreement, Landlord shall have the right (but not the obligation) to offer to hire any one or more of the on-site employees of Tenant.

J.     Supplies  and  Equipment:  Tenant shall purchase supplies and non-capital
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equipment  needed  to operate the Facility within the budgetary limits set forth in the annual operating budget. In purchasing said supplies and equipment, if possible without Tenant incurring personal liability for the cost of such supplies and equipment, Tenant shall take advantage of any national or group purchasing agreements to which Tenant may be a party.

K.     Legal  Proceedings.  Unless  otherwise  directed  by the Landlord, Tenant
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shall,  through  its legal counsel (whose identity and rates shall be subject to
Landlord's approval), coordinate all legal matters and proceedings with Landlord's counsel and, subject to the direction and/or approval of Landlord, shall take any and all appropriate steps to protect and/or litigate to a final decision in an appropriate court or forum any violation, order, rule or regulation affecting the Facility and its operations or any claim, loss, violation or cause of action relating to the Facility. Tenant shall not settle any litigation without the prior approval of Landlord. Tenant shall promptly notify Landlord in writing of any written demand letters received by Tenant which threaten litigation related to the Facility or any legal or administrative proceedings that are filed involving the Facility. All of the costs reasonably incurred in such litigation shall be deemed Facility Expenses and shall be reimbursed to Landlord from the funds in the Facility Checking Account if previously paid by Landlord or shall be paid from the funds in the Facility Checking Account if not previously paid by Landlord. Nothing herein shall be construed as precluding Landlord from seeking to recover from Tenant the fees and expenses described in this Section 8.3(K) to the extent Tenant is otherwise liable therefore under the default or indemnification provisions of this Agreement; however, it is understood that no expenses shall be paid from the Facility Checking Account for any litigation commenced by the Tenant against the Landlord.

L.     Budgets:  The  Facility  shall  be operated on a fiscal year of January 1
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through  December  31. Landlord and Tenant have agreed prior to the Commencement
Date on an operating budget and capital budget for the period from the Commencement Date through December 31, 2002. On or before December 31 of each calendar year, Tenant shall prepare and submit to Landlord for its review and approval, which approval shall not be unreasonably withheld, an annual operating budget, an annual capital expenditure budget, and an annual cash flow projection for the Facility. The annual operating budget and capital expenditure budget shall be prepared using the format set forth in Exhibit F. In the event a budget has not been agreed upon by the beginning of the fiscal year, the operating results of the prior fiscal year shall serve as the budget for the following fiscal year unless and until the new budget is agreed upon.

M.     Collection  of  Accounts:  Tenant  shall issue bills and collect accounts
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and monies owed for goods and services furnished by the Facility during the term of this Agreement, including, but not limited to, enforcing the rights of Landlord and the Facility as creditor under any contract or in connection with the rendering of any services; provided, however, that any expenses reasonably incurred by Tenant in so doing shall be Facility Expenses and payable out of the Facility Checking Account. In addition, upon request by Landlord, Tenant shall issue bills and collect accounts and monies owed for goods and services furnished by the Facility prior to the Commencement Date; provided, however, regardless of any standard of performance set forth in this Agreement, Landlord acknowledges and agrees that there can be no assurances that Tenant will be able to collect any or all of such accounts receivable.

N.     Contracts.  Tenant  shall  negotiate and enter into any and all contracts
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necessary  from  time to time in connection with the day to day operation of the
Facility including, but not limited to, contracts for water, electricity, natural gas, telephone, sewer, cleaning, trash removal, pest control and extermination, cable, elevator and boiler maintenance, pharmacy services, therapy services and other appropriate ancillary services and contracts for the provision of various services which are designed to identify potential cost savings to the Facility, such as utility and tax bill review services; provided that such contracts can be terminated by the Landlord on no more than 90 days' notice. Any contract which cannot be terminated on no more than 90 days' notice shall require the approval of Landlord before the same may be executed by Tenant, which approval shall not be unreasonably withheld. Tenant shall have the right to contract with entities which are owned by or under common ownership with Tenant provided the terms of any such contracts are no less favorable than the terms then offered by unrelated third parties for the same or similar goods or services.

O.     Tenant's  and  Landlord's  Representative.  Tenant  hereby appoints Frank
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Ruffo (the "Tenant's Representative") as the person employed by Tenant with whom
     Landlord shall interact and upon whose decisions Landlord shall be authorized to rely, and Landlord hereby appoints Ruth Verhoff (the "Landlord's Representative") as the person employed by Landlord with whom Tenant shall interact and upon whose decisions Tenant shall be authorized to rely, with respect to the performance by Tenant of its duties hereunder. Tenant shall have the right from time to time during the term of this Agreement to replace the Tenant's Representative upon written notice to Landlord designating the replacement Tenant's Representative and Landlord shall have the right from time to time during the term of this Agreement to replace the Landlord's Representative upon written notice to Tenant designating the replacement Landlord's Representative. Nothing herein shall be construed as imposing any personal liability on the Tenant's Representative or Landlord's Representative with respect to the acts or omissions of Tenant or Landlord, respectively, under this Agreement.

P.     Standard of Performance:  In performing its obligations under this Lease,
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     Tenant  shall  manage  the Facility as a licensed residential care facility for the elderly (i) to the standard and in the same manner as management services are provided by other qualified and licensed third party professional health care facility Tenants of facilities comparable to the Facility, and (ii) in accordance with the terms of this Agreement, including, but not limited to, the limitations set forth herein on operating and capital expenditures, and the policies adopted by, and resources available to, the Facility.

Q.     Force  Majeure:  Tenant  will  not  be  deemed to be in violation of this
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Lease or the Working Capital Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including, without limitation, strikes, shortages, acts of terrorism, war, acts of God, lack of Landlord's financial resources, unreasonable interference by Landlord with Tenant's performance of its duties hereunder, or any statute, regulation or rule of federal, state or local government or agency thereof.

R.     Proprietary Materials. Landlord acknowledges and agrees that the systems,
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     methods,  procedures  and  controls  employed  by  Tenant  and  any written materials, computer software or policies developed by Tenant to document the same are to remain the property of Tenant and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired by Landlord, except as authorized by Tenant, provided, however, that upon request of Landlord Tenant shall negotiate in good faith the terms and conditions upon which Landlord may be permitted by Tenant to use, without payment, such systems, methods, procedures, controls, materials, software or brochures for a limited transitional period following the termination of this Agreement, which terms and conditions shall be satisfactory to both Tenant and Landlord in their respective discretion. However, in the event of a termination of this Lease, for a period of thirty (30) days after such termination Landlord shall be permitted to use systems, methods, software as may be reasonably necessary for Landlord to generate records and reports with data from the term of this Lease.

(h)     The  following  is  hereby  inserted  as  Article  13  of  the  Lease:

     Tenant shall indemnify, defend and hold harmless Landlord and its owners, directors, officers and employees from any and all third party claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorneys' fees and court costs sustained or incurred by or asserted against any one or more of them by reason of or arising out of Uncovered Tenant Actions. As used in this Section XII, "Uncovered Tenant Actions" means (a) Tenant's breach of the duties and obligations required to be performed by Tenant pursuant to this Agreement, (b) acts by Tenant outside the scope of Tenant's authority under this Lease, or (c) the negligence or willful misconduct of Tenant or its agents or employees. Landlord agrees to indemnify, defend and hold harmless Tenant and its shareholders, directors, officers and employees from any and all third party claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including attorneys' fees and court costs (except to the extent covered by insurance carried by Tenant or required to be carried by Tenant pursuant to this Lease) sustained or incurred by or asserted against any one or more of them relating to the Facility that results from the negligence or willful misconduct of Landlord in performing its obligations under this Lease or from a breach of this Lease by the Landlord. THE INDEMNITIES BY LANDLORD AND TENANT IN THIS ARTICLE 13 SPECIFICALLY APPLY TO NEGLIGENCE AND EVENTS FOR WHICH THERE IS STRICT LIABILITY BY THE INDEMNIFIED PERSONS, TO THE EXTENT THE RESULTING CLAIM, DEMAND CAUSE OF ACTION, LOSS, DAMAGE, FINE PENALTY, LIABILITY, COST OR EXPENSE IS WITHIN THE SCOPE OF THE INDEMNITY. Notwithstanding any other provision of this Lease to the contrary, each party's obligation to indemnify, defend and hold harmless the other party shall survive the termination of this Lease.

(i) Article 14 is hereby deleted in its entirety and the following inserted in lieu thereof:

     Tenant, as agent for the Landlord and at the sole cost and expense of Landlord, shall obtain and keep in force adequate insurance as outlined below:

          A. All Risk, or other broad form coverage property insurance, insuring full replacement value. Such insurance shall also include, but not be limited to, business interruption and extra expense coverage, for a period of not less than six months. Tenant shall also maintain earthquake and flood hazard coverage at an amount equal to full replacement cost of the Facility.

          B. Commercial general liability insurance, against any third party claims for bodily injury or property damage. Such insurance shall also include coverage for contractual liability as respects this Agreement. Limits of such coverage should not be less than $1,000,000 per occurrence, with a minimum of $2,000,000 per location aggregate.

          C. Professional Liability Insurance with limits of such coverage that are not less than $1,000,000 per occurrence, with a minimum of $2,000,000 per location aggregate.

          D. Business Auto Liability for third party bodily injury or property damage for facility vehicles including owned, hired and non-owned auto liability for $1,000,000 combined single limit. Coverage shall be extended to cover physical damage to facility vehicles.

     E. Umbrella/Excess Commercial General Liability and Professional Services Liability in the amount of $10,000,000 per occurrence.

          F. Workers' Compensation coverage with statutory limits and Employers' Liability insurance coverage with minimum limits of $1,000,000 per occurrence.

          G. Crime insurance to cover employee dishonesty, theft of money and security loss in limits of not less than $1,000,000

For all such insurance as deemed necessary above, it is agreed and understood that Tenant shall continuously maintain the same at the sole cost and expense of Landlord, and that all premiums, deductibles and uninsured losses with respect to such policies shall be deemed to be Facility Expenses. Tenant shall provide Landlord with evidence of all insurance, naming Landlord as an additional insured on policies B, C, D, and E above, and subject to the requirements of a lender, loss payee as respect the property policies. Such evidence of insurance shall give the Landlord at least thirty (30) days prior notice of cancellation or any material change to policies.

     Tenant shall also assist Landlord to procure such other insurance coverages as may be required by a lender for the Facility. Tenant shall, at its sole cost and expense, maintain commercial general liability insurance for its operations. Tenant agrees to furnish Landlord with evidence of such insurance or with duplicate copies of such policies.

(j) Section 17.11 is hereby deleted in its entirety and the following is inserted in lieu thereof:

Tenant shall have the right to assign to Landlord's lender, as security for Landlord's obligations to such Lender, all payments of rent from any subletting of all or part of the Premises as permitted by this Lease.

     (k) Section 18.1 is hereby amended by inserting the following at the end of the lead in paragraph:

; provided, however, Tenant shall not be in default of its obligations hereunder in the event such default is due to a default by Landlord in its obligations under the Working Capital Agreement of even date herewith between Landlord and Tenant or as a result of the failure of Landlord to provide any consent which Tenant is required to secure hereunder or under the Working Capital Agreement.

(l) Section 18.2.5 is hereby amended by inserting the following at the end thereof: "provided such Tenant is provided with such indemnities with respect thereto as it deems to be reasonably necessary."

(m) Article 24 is hereby deleted in its entirety and replaced with the reporting requirements set forth in Section 8.3 hereof.

(n) Section 26.2 is hereby amended by inserting the phrase "without Landlord's consent" after the word "fails" in the first line.

(o) Section 26.3 is hereby amended by inserting the phrase "without Landlord's consent" after the word "fails" in the first line.

(p) For purposes of the agreement, Tenant's address for notice purposes from and after the Effective Date shall be 3131 Elliott Avenue, Suite 500, Seattle, WA 98121, Attn: Raymond R. Brandstrom, with copy to The Nathanson Group PLLC, 1520 Fourth Avenue, 6th Floor, Seattle, WA 98101, Attention Randi S. Nathanson.

(q) The first sentence of Section 29.16 is hereby revised to read as follows:

     "The Persons executing this Lease on behalf of Tenant represent and warrant to Landlord that such persons have been duly authorized by the Board of Directors of Tenant to enter into the transaction provided for in this Lease and the Working Capital Agreement and to carry out the terms thereof.

     (r) Any and all references in the Lease to the Working Capital Agreement shall mean the Working Capital Agreement as assigned to Tenant and as amended by this Amendment to Lease and Working Capital Agreement and any and all references in the Lease to Tenant shall mean RAL or Emeritus as the context may required and any and all references to the Facility being an assisted living facility shall mean the facility licensed under California law as a residential care facility for the elderly.

2. WORKING CAPITAL AGREEMENT AMENDMENTS. The Working Capital Agreement shall be amended as follows:

     (a) Section 1(a) is hereby amended by (I) inserting the phrase "including the Operating Fee due and payable to Tenant under the terms of the Lease" at the end of the second sentence, (II) replacing "$25,000" in the third sentence with "$25,000" and (III) deleting the last two sentences in their entirety.

(b)     Section  1(c)  is  hereby  deleted  in  its  entirety.

(c)     Section  1(d)  is  hereby  deleted  in  its  entirety.

(d) Section 1(g) is hereby amended as follows: (I) to insert the phrase "or the failure of Landlord to provide any consent which Tenant is required to secure hereunder or under the Lease and (II) delete clause (ii) and renumber clause (iii) as clause (ii) and (III) revise renumbered to clause (ii) to read as follows: "and which do not otherwise arise from or relate to the operation of the Facility by Tenant prior to the expiration or earlier termination of the Lease and (IV) by inserting the following as a new sentence. Nothing in this Agreement shall preclude Landlord from invoking its indemnity rights pursuant to
Section 4 with respect to any amounts advanced by Landlord to meet the operating needs of the Facility as required by the terms of this Agreement.

(e) Section 2 is hereby amended by deleting the phrase "notwithstanding anything contained in the Services Agreement to the contrary."

     (f) Any and all references in the Working Capital Agreement to the Lease shall mean the Lease as assigned to Tenant and as amended by this Amendment to Lease and Working Capital Agreement and any and all references in the Working Capital Agreement to the Tenant shall mean RAL or Emeritus as the context may require and any and all references to the Facility being an assisted living facility shall mean the facility licensed under California law as a residential care facility for the elderly.

3. NO OTHER AMENDMENTS. Except as specifically set forth herein, the Lease and the working Capital agreement shall remain in full force and effect as originally executed by Landlord and Tenant.

4.     EFFECTIVE  DATE.  This  Agreement  shall be effective as of July 2, 2002.

5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

6. ENTIRETY. This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions or writings with respect thereto. This Agreement may not be amended or modified nor may any provision hereof be waived except by written instrument signed by the parties hereto.

7. ATTORNEYS FEES. In the event of a dispute among the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

8. CONSTRUCTION. Both parties acknowledge that they have participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute among the parties hereto with respect to the interpretation or enforcement of the terms hereof no provision shall be construed so as to favor or disfavor either party hereto.

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

                    EMERITUS  CORPORATION



                    By:     /s/    Raymond  R.  Brandstrom
                         Raymond  R.  Brandstrom
                    Its:     _________________________________

                    SACRAMENTO  COUNTY  ASSISTED,  LLC


                    By:     /s/    Daniel  R.  Baty
                         Daniel  R.  Baty
                    Its:     ______________________________